EXHIBIT 24

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our reports dated
August 2, 1996, relating to the combined consolidated financial statements and schedule of Donnelly Corporation appearing in the corporation's annual report on Form 10-K for the year ended June 29, 1996, in that corporation's previously filed Form S-8 Registration Statements for that corporation's 1987 Stock Option Plan (Registration File No. 33-26555), 1987 Employee's Stock Purchase Plan (Registration File No. 33-34746) and Non Employee Director's Stock Option Plan (Registration File No. 33-55499).




/s/BDO SEIDMAN, LLP
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BDO Seidman, LLP
Grand Rapids, Michigan
September 19, 1996